SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300

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VIA EDGAR

October 28, 2021

Victory Portfolios

4900 Tiedeman Road, 4th Floor Brooklyn, OH 44144

Post-Effective Amendment No. 195 – File Nos.: 033-08982; 811-04852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 195 to the Registration Statement on Form N-1A of Victory Portfolios (File No. 033-08982).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.